Exhibit 23.3
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-146832 of DCP Midstream Partners, LP on Form S-3 of our report dated June 29, 2007 (October 16, 2007 as to the effects of the restatement discussed in note 10), (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the preparation of the combined financial statements of the East Texas Midstream Business from the separate records maintained by DCP Midstream, LLC), relating to the combined financial statements of the East Texas Midstream Business as of December 31, 2006 and 2005 and for the three years in the period ended December 31, 2006 appearing in the Current Report of DCP Midstream Partners, LP on Form 8-K/A dated October 16, 2007, and to the reference to us under the heading “Experts” in the Prospectus of DCP Midstream Partners, LP, which is part of this Registration Statement.
/s/ Deloitte & Touche LLP
Denver, Colorado
January 15, 2008